Exhibit 3.35

COMPANIES ACT

CHAPTER 81, R.S.N.S. 1989, as amended

MEMORANDUM OF ASSOCIATION OF 3230352 NOVA SCOTIA COMPANY

1	The name of the Company is 3230352 NOVA SCOTIA COMPANY.

2	There are no restrictions on the objects and powers of the Company.

3	Pursuant to subsection 26(11) of the Companies Act, with the intent that subsection 26(9) of the Companies Act not apply to the Company, the following powers are hereby expressly conferred upon the Company:

(a)	to sell or dispose of its undertaking or a substantial part thereof;

(b)	subject to the provisions of the Companies Act with respect to reduction of capital, to distribute any of its property in specie among its members; and

(c)	to amalgamate with any company or other body of persons.

4	The liability of all of the members is unlimited.

5	For greater certainty, no provision in this Memorandum of Association has been inserted for the benefit of any Interested Person (as defined in the Companies Act) or class of Interested Persons. Accordingly, all provisions (and parts thereof) included in this Memorandum of Association may be changed or removed without confirmation on petition to the Court (as defined for the purposes of the Companies Act) or the written approval of an Interested Person or class of Interested Persons unless the Memorandum of Association is subsequently amended to include a provision requiring otherwise.

THIS DOCUMENT FILED ELECTRONICALLY WITH RJSC AUG 19 2008 McInnes Cooper

6	The undersigned, whose name and address is subscribed, is desirous of being formed into a company, in pursuance of this Memorandum of Association, and agrees to take the number and kind of shares in the capital stock of the company set opposite its name.

NAME AND ADDRESS OF SUBSCRIBER	NUMBER AND KIND OF SHARES TAKEN BY THE SUBSCRIBER

Dow Canada Holding B.V., by its authorized attorney, 2435239 Nova Scotia Limited one hundred (100) common shares without nominal or par value

Per:
DAVID C. HICKS - Assistant Secretary 1300-1969 Upper Water Street Purdy’s Wharf Tower II Halifax, NS B3J 3R7

TOTAL SHARES TAKEN: one hundred (100) common shares without nominal or par value

DATED the 19th day of August, 2008 WITNESS to the above signature:
Joanne Gray

COMPANIES ACT

(Nova Scotia)

UNLIMITED COMPANY

ARTICLES OF ASSOCIATION

Of

3230352 NOVA SCOTIA COMPANY

THIS DOCUMENT FILED ELECTRONICALLY WITH RJSC AUG 19 2008 McInnes Cooper

TABLE OF CONTENTS

PART ONE INTERPRETATION		1
1.	Defined Terms	1
2.	Table “A”	2
3.	Agreements with Promoters	2
4.	Incorporation Expenses	2
5.	Commencement of Business	2
6.	Fractional Shares	2
7.	Headings etc.	2
8.	Number and Gender	3
PART TWO SHARES		3
9.	Authorized Capital	3
10.	Power to Issue Shares	3
11.	Payment of Commission	3
12.	Arrangement for Payment of Calls	3
13.	Payment in Installments	3
14.	Number of Registered Holders	3
15.	Joint Liability for Installment and Calls	4
16.	Beneficial Title Not Recognized	4
PART THREE CERTIFICATES		4
17.	Share Certificates	4
18.	Entitlement to Share Certificate	4
19.	Share Certificate for More than One Registered Holder	4
20.	Replacement of Share Certificate	4
PART FOUR CALLS		5
21.	Call on Shareholders	5
22.	Time of Call	5
23.	Notice	5
24.	Rate of Interest	5
25.	Evidence	5
26.	Payment in Advance of Call	5
PART FIVE FORFEITURE OF SHARES		6
27.	Forfeiture of Shares for Non-Payment	6
28.	Contents of Notice	6
29.	Non-compliance with Notice to Pay	6
30.	Registration of Forfeiture in the Register	6
31.	Forfeited Share is Property of Company	6
32.	Power to Annul Forfeiture	6
33.	Continuing Liability	6
34.	Certificate of Forfeiture	7
PART SIX LIEN ON SHARES		7
35.	Lien on Shares	7
36.	Enforcement of Lien	7
37.	Limitation on Debtor’s Remedy	7
PART SEVEN TRANSFER OF SECURITIES		8
38.	Restriction on Transfer of Securities	8

39.	Instrument of Transfer	8
40.	Form of Instrument of Transfer	8
41.	Deposit of Instrument of Transfer at Registered Office	8
42.	Instrument of Transfer to Remain with Company	8
43.	Closing Transfer Books	9
44.	Deceased Shareholders	9
PART EIGHT TRANSMISSION OF SHARES		9
45.	Executors	9
46.	Transmission of Shares	9
PART NINE INCREASE OF AUTHORIZED CAPITAL		9
47.	Increase of Authorized Capital; Par Value Shares	9
48.	Increase of Authorized Capital; No Par Value Shares	10
49.	Terms of Shares	10
50.	New Shares are Subject to Articles	10
PART TEN REDUCTION OF PAID-UP CAPITAL		10
51.	Reduction of Paid-up Capital	10
PART ELEVEN ALTERATION OF AUTHORIZED CAPITAL ETC.		11
52.	Alteration of Authorized Capital etc.	11
53.	Cancellation of Unissued Shares	12
54.	Redemption and Purchase of Shares	12
55.	No Class or Series Vote	12
PART TWELVE CLASSES OF SHARES		12
56.	Company may create Classes of Shares	12
57.	Modification of Rights of Shareholders by Agreement	13
PART THIRTEEN BORROWING POWERS		13
58.	Borrowing Powers Conferred on Directors	13
59.	Assignability	13
60.	Issuable at a Discount	13
PART FOURTEEN RECORD DATES		14
61.	Record Dates for Matters other than Meetings	14
62.	Record Date for Meetings	14
63.	Record Date not Fixed by Directors	14
64.	Communication of Record Date	14
65.	Waiver of Notice	15
PART FIFTEEN MEETINGS		15
66.	First Meeting	15
67.	General Meetings	15
68.	Definition	15
69.	Requisition of a Meeting by Shareholders	15
70.	Contents of Requisition	15
71.	Requisitionists may Convene Meeting	15
72.	Convening a Meeting	16
73.	Notice for a General Meeting	16
74.	Accidental Omission to give Notice	16
PART SIXTEEN PROCEEDINGS AT GENERAL MEETINGS		16
75.	Business of an Ordinary General Meeting	16

2

76.	Quorum for a General Meeting	16
77.	Consequences of Quorum not Present	16
78.	Consequences of no Quorum	17
79.	Chair of Meeting	17
80.	Manner of Voting	17
81.	Majority Vote	17
82.	Poll	17
83.	Adjournment	17
84.	Certain Polls and Adjournment to be decided at Meeting	18
85.	Effect of a Poll on other Business	18
PART SEVENTEEN VOTES OF SHAREHOLDERS		18
86.	Number of Votes	18
87.	Voting by a Corporate Shareholder	18
88.	Voting by a person entitled to share under Transmission Clause	18
89.	Votes by more than One Registered Holder	18
90.	Manner of Voting	19
91.	Proxies in Writing	19
92.	Voting by Warrant Holders	19
93.	Voting by a Shareholder of Unsound Mind	19
94.	Deposit Proxy or Power of Attorney	19
95.	Effect of death of the Principal or Revocation of Proxy	19
96.	Form of Proxy	20
97.	No Right to Vote if Amount due on Shares because of a Call	20
98.	Resolution of Directors treated in Certain Circumstances as a Resolution of a General Meeting	20
99.	Written Resolution in lieu of Meeting	20
100.	Copy in Minute Book	20
PART EIGHTEEN DIRECTORS		21
101.	Number of Directors	21
102.	First Directors	21
103.	Casual Vacancy	21
104.	Share Qualification Not Necessary	21
105.	Vacancy	21
106.	Payment to Directors	21
107.	Multiple Positions	22
108.	Automatic Resignation	22
109.	Interested Contracts	22
PART NINETEEN ELECTION OF DIRECTORS		22
110.	Ordinary General Meeting	22
111.	Continuation in Office if no Election	23
112.	Increase or Reduce the Number of Directors	23
113.	Removal of Director	23
PART TWENTY THE PRESIDENT AND VICE-PRESIDENT		23
114.	President	23
115.	Vice-President	23
116.	Other Officers	23
PART TWENTY-ONE CHAIRMAN OF THE BOARD		24
117.	Chairman of the Board	24

3

PART TWENTY-TWO PROCEEDINGS OF DIRECTORS		24
118.	Quorum	24
119.	Meetings	24
120.	Telephone Meetings	24
121.	Convening a Meeting	25
122.	Majority Vote	25
123.	Chairman of the Meeting	25
124.	Effect of Quorum	25
125.	Committees	25
126.	Procedure for Committee Meetings	25
127.	Defect in Appointment; Effect on Resolution	25
128.	Written Resolution in Lieu of Meeting	26
129.	Copy in Minute Book	26
130.	Remuneration of Directors	26
131.	Authorization by Directors to enter into an Agreement; Ancillary Documents	26
PART TWENTY-THREE REGISTERS		26
132.	Register of Shareholders	26
133.	Location of Register	26
134.	Register of Directors and Officers	26
135.	Register of Debenture Holders	26
136.	Branch Register of Debenture Holders	27
PART TWENTY-FOUR MINUTES		27
137.	Minutes	27
PART TWENTY-FIVE POWERS OF DIRECTORS		27
138.	Management of the Business	27
139.	List of Powers of Directors	27
PART TWENTY-SIX SOLICITORS		30
140.	Solicitors	30
PART TWENTY-SEVEN SECRETARY AND TREASURER		30
141.	Secretary and Treasurer	30
142.	Secretary and Treasurer appointed by Directors	30
143.	President and Secretary	30
144.	Temporary Secretary	30
PART TWENTY-EIGHT THE SEAL		30
145.	Seal	31
PART TWENTY-NINE DIVIDENDS		31
146.	Dividends	31
147.	No Interest	31
148.	Source of Dividends	31
149.	Interim Dividends	31
150.	Deduction from Dividends	31
151.	Lien on Dividends	31
152.	Retention of Dividend	31
153.	Set-off against Call	31
154.	Dividend-in-kind	32
155.	Stock Dividend	32
156.	Settling Questions related to Dividends-in-kind or Stock Dividends	32

4

157.	Effect of transfer of Share	32
158.	Joint holder of Shares	33
159.	Payment of Dividend	33
160.	Notice of Declaration	33
161.	Unclaimed Dividends	33
PART THIRTY ACCOUNTS		33
162.	Books of Account	33
163.	Location of Books of Account	33
164.	Inspection of Books of Account	33
165.	Financial Statements	34
166.	Financial Statements approved by Directors	34
167.	Delivery of Financial Statements before Ordinary General Meeting	34
PART THIRTY-ONE AUDIT		34
168.	Audit	34
169.	Accounts	34
PART THIRTY-TWO NOTICES		34
170.	Notice	34
171.	No registered place of address	35
172.	Advertisement	35
173.	Manner of Advertisement	35
174.	Address of Shareholder	35
175.	Notice of General Meeting	35
176.	Notice where Share acquired by Operation of Law	35
177.	Notice where Shareholder is deceased	35
178.	Signature on Notice	36
179.	Calculation of Time	36
PART THIRTY-THREE INDEMNITY		36
180.	Indemnification by the Company	36
181.	No Liability for Acts of Others	36
PART THIRTY-FOUR CONTRACTS, DOCUMENTS & INSTRUMENTS		36
182.	Execution of Contracts	36
183.	Corporate Seal	37
184.	Meaning of “Contracts” etc.	37
185.	Form of Signature	37

5

COMPANIES ACT

(Nova Scotia)

UNLIMITED COMPANY

ARTICLES OF ASSOCIATION

of

3230352 NOVA SCOTIA COMPANY

PART ONE

INTERPRETATION

1.	Defined Terms.

In these Articles, the following words have the following meanings:

“Act” means the Companies Act (Nova Scotia) as amended;

“Business Day” means a day other than a Saturday, Sunday, or a day that is a statutory holiday in the place where the head office of the Company is located;

“body corporate” has the meaning given it by the Act;

“Company” means the company named above;

“directors” mean the directors of the Company for the time being;

“dividend” includes bonus;

“Memorandum” means the Memorandum of Association of the Company and all amendments thereto;

“month” means calendar month;

“Proxyholder” includes an alternate proxyholder;

“Registered Office” means the registered office for the time being of the Company;

“Register” means the register of Shareholders to be kept pursuant to Section 42 of the Act;

“Registrar” means the Registrar of Joint Stock Companies for the time being;

“Reporting Issuer” have the meaning given it by the Act;

“Secretary” includes any person appointed to perform the duties of Secretary of the Company temporarily;

“security” means a security as defined by the Securities Act (Nova Scotia);

“Shareholder” means a member of the Company as construed for the purposes of the Act;

“Special Resolution” shall be construed in accordance with Section 87 of the Act;

“Super-majority Resolution” means a resolution passed by a majority of not less than two-thirds of the votes cast, in person or by proxy, by the Shareholders who are entitled to vote at any general meeting of Shareholders;

“Articles” means these Articles of Association, schedules and exhibits hereto, as amended, supplemented or restated from time to time and any modification or alteration thereof for the time being in force.

2.	Table “A”.

The regulations contained in Table “A” in the first schedule to the Act shall not apply to the Company.

3.	Agreements with Promoters.

The directors may enter into and carry into effect or adopt and carry into effect any agreement or agreements from time to time made by or with the promoters of the Company by or on behalf of the Company with full power nevertheless from time to time to agree to any modification of the terms of such agreement or agreements either before or after execution thereof.

4.	Incorporation Expenses.

The directors may, out of any moneys of the Company for the time being in their hands, pay all expenses incurred in or about the formation and establishment of the Company, including the expenses of registration.

5.	Commencement of Business.

The business of the Company may be commenced as soon after incorporation as the directors may think fit, and notwithstanding that part only of the shares may have been allotted

6.	Fractional Shares.

A reference to a share of a particular class or series of shares without nominal or par value in these Articles or the Memorandum, regardless of the designation, include a fraction of such share unless the context otherwise requires.

7.	Headings etc.

The division of these Articles into sections, the insertion of headings and the provision of a table of contents are for convenience of reference only and are not to affect the construction or interpretation of these Articles or the Memorandum.

8.	Number and Gender.

Unless otherwise specified, words importing the singular include the plural and vice versa and words importing gender include all genders.

PART TWO

SHARES

9.	Authorized Capital.

The capital of the Company is an unlimited number of common shares without nominal or par value, with power to divide the shares in the capital for the time being into several classes and/or to attach thereto respectively any preferential, common, deferred, or qualified rights, privileges or conditions, including restrictions on voting and including redemption or purchase of such shares, subject, however, to the provisions of the Act and amendments thereto.

10.	Power to Issue Shares.

Subject to the provisions of the agreement or agreements mentioned in Article 3 hereof, the shares shall be under the control of the directors who may allot or otherwise dispose of the same to such persons on such terms and conditions and, in the case of par value shares, either at a premium or at par and at such times as the directors may think fit and with full power to give to any person the call of any shares during such time and for such consideration as the directors think fit.

11.	Payment of Commission.

The directors may pay on behalf of the Company a reasonable commission to any person in consideration of his subscribing or agreeing to subscribe, (whether absolutely or conditionally), for any shares in the Company, or his procuring or agreeing to procure subscriptions for any shares in the Company. The commission may be paid or satisfied in cash or in shares, debentures or debenture stock of the Company.

12.	Arrangement for Payment of Calls.

The Company may make arrangements on the issue of shares for a difference between the holders of such shares in the amount of calls to be paid and the time of payment of such calls.

13.	Payment in Installments.

If, by the conditions of allotment of any shares, the whole or part of the amount or issue price thereof is payable by installments every such installment shall, when due, be paid to the Company by the person who, for the time being, and from time to time shall be the registered holder of the share, or his legal personal representative.

14.	Number of Registered Holders.

Shares may be registered in the names of any number of persons not exceeding three as joint holders thereof.

15.	Joint Liability for Installment and Calls.

The joint holders of a share shall be severally, as well as jointly, liable for the payment of all installments and calls due in respect to such share.

16.	Beneficial Title Not Recognized.

Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and accordingly shall not, except as ordered by a court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

PART THREE

CERTIFICATES

17.	Share Certificates.

Certificates of title to shares shall be signed by:

(a)	the President or a Vice-President or a director and either the Secretary or an Assistant Secretary; or

(b)	such other person as the directors may authorize.

The signature of the President or a Vice-President may be engraved, lithographed or printed upon the certificates or any one or more of them, and any certificates bearing such engraved, lithographed or printed signature of the President or a Vice-President, when signed by the Secretary or an Assistant Secretary or by such other persons as the directors may authorize, shall be valid and binding upon the Company.

18.	Entitlement to Share Certificate.

Every Shareholder shall be entitled to one certificate for all his shares, or to several certificates each for one or more of such shares.

19.	Share Certificate for More than One Registered Holder.

Where shares are registered in the names of two or more persons, the Company shall not be bound to issue more than one certificate or one set of certificates, and such certificate or set of certificates shall be delivered to the person first named on the Register.

20.	Replacement of Share Certificate.

If any certificate be worn out or defaced, then upon production thereof to the directors, they may order the same to be cancelled, and may issue a new certificate in lieu thereof; and if any certificate is lost or destroyed, then upon proof thereof to the satisfaction of the directors, and on such indemnity as the directors deem adequate being given, a new certificate in lieu thereof shall be given to the person entitled to such lost or destroyed certificate.

PART FOUR

CALLS

21.	Call on Shareholders.

The directors may from time to time make such calls as they think fit upon the Shareholders in respect of all moneys unpaid on the shares held by them respectively and not by the conditions of allotment thereof made payable at fixed times, and each Shareholder shall pay the amount of every call so made on him to the person, and at the times and places appointed by the directors. A call may be made payable by installments.

22.	Time of Call.

A call shall be deemed to have been made at the time when the resolution of the directors authorizing such call was passed.

23.	Notice.

At least fourteen days’ notice of any call shall be given, and such notice shall specify the time and place at which and the person to whom such call shall be paid.

24.	Rate of Interest.

If the sum payable in respect of any call or installment is not paid on or before the day appointed for payment thereof the person from whom the sum is due shall pay interest for the same at the rate of ten per centum per annum from the day appointed for the payment thereof up to the time of the actual payment.

25.	Evidence.

On the trial or hearing of any action for the recovery of any money due for any call it shall be sufficient to prove that the name of the Shareholder sued is entered on the Register as the holder, or one of the holders, of the share or shares in respect of which such debt accrued, that the resolution making the call is duly recorded in the minute book and that notice of such call was duly given to the Shareholder sued in pursuance of these Articles and it shall not be necessary to prove the appointment of the directors who made such call nor any other matters whatsoever, but the proof of the matters aforesaid shall be conclusive evidence of the debt.

26.	Payment in Advance of Call.

The directors may, if they think fit, receive from any Shareholder willing to advance the same, all or any part of the moneys due upon the shares held by him beyond the sums actually called for and upon the moneys so paid or satisfied in advance, or so much thereof as from time to time exceeds the amount of the calls then made upon the shares in respect of which such advance has been made, the Company may pay interest at such rate as the Shareholder paying such sum in advance and the directors agree upon, or the directors may agree with such Shareholder that a Shareholder may participate in profits upon the amounts so paid or satisfied in advance.

PART FIVE

FORFEITURE OF SHARES

27.	Forfeiture of Shares for Non-Payment.

If any Shareholder fails to pay any call or installment on or before the day appointed for the payment of the same, the directors may at any time thereafter, during such time as the call or installment remains unpaid, serve a notice on such Shareholder requiring him to pay the same, together with any interest that may have accrued, and all expenses that may have been incurred by the Company by reason of such non-payment.

28.	Contents of Notice.

The notice shall name a day (not being less than fourteen days after the date of the notice) and a place on and at which such call or installment and such interest and expenses are to be paid. The notice shall also state that in the event of non-payment on or before the day and at the place or one of the places so named, the shares in respect of which the call was made or installment is payable will be liable to be forfeited.

29.	Non-compliance with Notice to Pay.

If the requirements of any such notice as aforesaid are not complied with, any shares in respect of which such notice has been given may, at any time thereafter, before payment of all calls or installments, interest and expenses, due in respect thereof, be forfeited by a resolution of the directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

30.	Registration of Forfeiture in the Register.

When any share has been so forfeited, notice of the resolution shall be given to the Shareholder in whose name it stood immediately prior to the forfeiture, and an entry of the forfeiture, with the date thereof shall forthwith be made in the Register.

31.	Forfeited Share is Property of Company.

Any share so forfeited shall be deemed to be the property of the Company, and the directors may sell, re-allot or otherwise dispose of the same in such manner as they think fit.

32.	Power to Annul Forfeiture.

The directors may at any time before any share so forfeited has been sold, re-allotted or otherwise disposed of, annul the forfeiture thereof upon such conditions as they think fit.

33.	Continuing Liability.

Any Shareholder whose shares have been forfeited shall, notwithstanding be liable to pay, and shall forthwith pay to the Company all calls, installments, interest and expenses, owing upon, or in respect of such shares at the time of the forfeiture, together with interest thereon, at the rate of ten per centum per annum, from the time of forfeiture until payment, and the directors may enforce the payment thereof if they think fit, but shall be under no obligation to do so.

34.	Certificate of Forfeiture.

A certificate in writing, under the hands of two of the directors and countersigned by the Secretary that a share has been duly forfeited in pursuance of these Articles, and stating the time when it was forfeited, shall be conclusive evidence of the facts therein stated as against all persons who would have been entitled to the share but for such forfeiture; and such certificate, together with the receipt of the Company for the price of such share, shall constitute as a good title to such share.

PART SIX

LIEN ON SHARES

35.	Lien on Shares.

The Company shall have a first and paramount lien upon all shares, other than fully paid up shares, registered in the name of each Shareholder (whether solely or jointly with others) and upon the proceeds of sale thereof for his debts, liabilities and other engagements, solely or jointly with any other person, to or with the Company whether the period for the payment, fulfillment or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created except upon the condition that Article 16 of these Articles is to have full effect. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise agreed, the registration of a transfer of shares shall operate as a waiver of the Company’s lien, if any, on such shares.

36.	Enforcement of Lien.

For the purpose of enforcing such lien, the directors may sell the shares subject thereto in such manner as they think fit; but no sale shall be made until notice in writing of the intention to sell has been given to such Shareholder, his executors, administrators, successors or assigns and default shall have been made by him or them in the payment, fulfillment or discharge of such debts, liabilities or engagements for seven (7) days after such notice. The net proceeds of any such sale after payment of the cost of such sale shall be applied in or towards the satisfaction of such debts, liabilities or engagements and the residue, if any, paid to such Shareholder or his executors, administrators, successors or assigns.

37.	Limitation on Debtor’s Remedy.

Upon any sale, after forfeiture or for enforcing a lien, in purported exercise of the powers given by these Articles, the directors may cause the purchaser’s name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings or the application of the purchase money and, after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person and the remedy of any person aggrieved by this sale shall be in damages only and against the Company exclusively.

PART SEVEN

TRANSFER OF SECURITIES

38.	Restriction on Transfer of Securities.

No security issued by the Company, other than a non-convertible debt security, may be transferred, except with the consent of the directors of the Company expressed by a resolution of the directors or by a document in writing signed by a majority of the directors. The Company shall not register any other purported transfer of securities.

39.	Instrument of Transfer.

The instrument of transfer of any share in the Company shall be signed by the transferor and the transferor shall be deemed to remain the holder of such share until the name of the transferee is entered in the Register in respect thereof, and shall be entitled to receive any dividend declared thereon before the registration of transfer.

40.	Form of Instrument of Transfer.

The instrument of transfer of any share shall be in writing substantially in the following form and substance:

For value received                      hereby, sells, assigns and transfers unto                          Shares in the capital of the Company, and does hereby irrevocably constitute and appoint                      attorney to transfer the said shares on the books of the within named Company with the full power of substitution in the premises,

Dated the         day of                     ,20    .

or in such other form as the directors may approve. Acceptance of an instrument of transfer by the directors shall be conclusive evidence that the instrument of transfer is in compliance with this Article.

41.	Deposit of Instrument of Transfer at Registered Office.

Every instrument of transfer shall be left at the Registered Office for registration, accompanied by the certificate of the shares to be transferred, and such other evidence as the Company may require to prove the title of the transferor or his right to transfer the shares.

42.	Instrument of Transfer to Remain with Company.

Every instrument of transfer shall, after the registration thereof, remain in the custody of the Company, but any instrument of transfer which the directors decline to register shall be returned to the person depositing the same.

43.	Closing Transfer Books.

The transfer books and Register may be closed during such time as the directors think fit, not exceeding in the whole thirty days in each year, notice of which closed time shall be given by advertisement in a newspaper circulating in the district in which the Registered Office.

44.	Deceased Shareholders.

Notwithstanding anything in these Articles, if the Company has only one Shareholder (not being one of several joint holders) and that Shareholder dies, the executors or administrators of the deceased Shareholder shall be entitled to register themselves in the Register as the holders of such deceased Shareholder’s shares whereupon they shall have all the rights given by these Articles and by law to Shareholders.

PART EIGHT

TRANSMISSION OF SHARES

45.	Executors.

The executors or administrators of a deceased sole holder of a share shall be the only persons recognized by the Company as having any title to the share. In the case of a share registered in the names of two or more holders, the survivor or survivors, or the executors or administrators of the deceased survivor, shall be the only persons recognized by the Company as having any title to, or interest in, the share.

46.	Transmission of Shares.

Any person becoming entitled to a share in consequence of the death or bankruptcy of any Shareholder, or in any other way than by allotment or transfer, upon producing such evidence of his being entitled to act in the capacity claimed, or of his title, as the directors think sufficient, may, with the consent of the directors (which they shall not be under any obligation to give) be registered as a Shareholder in respect of such shares or may, without being registered, transfer such shares subject to the provisions of these Articles respecting the transfer of shares. This Article is hereinafter referred to as “the transmission clause”.

PART NINE

INCREASE OF AUTHORIZED CAPITAL

47.	Increase of Authorized Capital; Par Value Shares.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company may by Special Resolution, from time to time, increase the capital by the creation of new shares of such amount as it thinks expedient.

48.	Increase of Authorized Capital; No Par Value Shares.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company by Special Resolution may, from time to time,

(a)	increase its share capital to authorize a new class of shares without nominal or par value, either stating a maximum number of shares of that class that the Company is authorized to issue or, where there is no limit on the number of shares of such class, a statement to that effect; and

(b)	change the maximum number of shares of a class of shares without nominal or par value, that the Company is authorized to issue which may include a change to or from an unlimited number of shares of that class.

49.	Terms of Shares.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Act and the restrictions on issuance and allotment in these Articles or the Memorandum, the new shares may be issued upon such terms and conditions, and with such rights and privileges annexed thereto, as the Special Resolution resolving upon the creation thereof shall direct; and if no direction be given, as the directors shall determine, and in particular such shares may be issued with a preferential or qualified right to dividends and in the distribution of assets of the Company, and with a special or without any right of voting.

50.	New Shares are Subject to Articles.

Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the issuance of shares of the new class of shares whether with or without nominal or par value shall be considered part of the original authorized capital of the Company, and such shares and capital shall be subject to the provisions herein contained with reference to the payment of calls and installments, including, without limitation, those provisions referring to transfer and transmission, forfeiture, lien and otherwise of and the Company’s lien on shares.

PART TEN

REDUCTION OF PAID-UP CAPITAL

51.	Reduction of Paid-up Capital.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon and the Act, the Company may, from time to time, reduce for any purpose and in any way all or a portion of the paid-up capital on a class or series of shares, or certain shares of such class or series of shares, if such reduction is authorized by the Company by Super-majority Resolution. If the reduction of paid-up capital is so authorized, the shareholders approving of such reduction shall determine when the paid-up capital shall be reduced on the shares of the particular class or series of shares, or certain shares of such class or series of shares, the amount of paid-up capital to be reduced on each such share and the manner in which such reduction shall be effected including, without limitation:

(a)	extinguishing or reducing any liability of the holders of such shares including, without limitation, extinguishing or reducing the liability on any of such shares not paid-up;

(b)	either with or without extinguishing or reducing liability on any of such shares, paying or distributing to the holder of an issued share of any class or series of shares an amount (including, without limitation, cash, debenture stock, debentures, promissory notes (or other evidence of indebtedness), chose in action, or other property) not exceeding the paid-up capital of the class or series; or

(c)	declaring its paid-up capital to be reduced, without payment or distribution, by an amount.

The amount of the reduction in the paid-up capital of the class or series of shares, or certain shares of such class or series of shares, shall be recorded in the accounts of the Company maintained for such class or series of shares.

PART ELEVEN

ALTERATION OF AUTHORIZED CAPITAL ETC.

52.	Alteration of Authorized Capital etc.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, the Company may, from time to time, alter the authorized capital of the Company in any manner by Special Resolution. Without restricting the generality of the terms of this Article, the Company may by Special Resolution, from time to time:

(a)	consolidate and divide all or any of its share capital into shares of larger amounts than its existing shares,

(b)	change the shares of any class, whether issued or unissued, into a different number of shares of the same class or into the same or different number of shares of another class,

(c)	convert all or any of its paid-up shares into stock and reconvert that stock into paid-up shares of any denomination or into shares without nominal or par value,

(d)	subdivide its shares, or any of them, into shares of a smaller amount than is fixed by the Articles, so, however, that in the subdivision the proportion between the amount paid and the amount, if any, unpaid on each reduced share is the same as it was in the case of the share from which the reduced share is derived,

(e)	exchange shares of one denomination for another, including shares without nominal or par value,

(f)	convert any part of its issued or unissued share capital into preference shares redeemable or purchasable by the Company,

(g)	except in the case of preferred shares, convert all or any of its previously authorized unissued or issued and fully paid-up shares with nominal or par value into the same number of shares without any nominal or par value and reduce, maintain or increase accordingly its liability on any of its shares so converted, but the power to reduce its liability on any of its shares so converted where it results in a reduction of paid-up capital may only be exercised in accordance with Section 57 of the Act,

(h)	convert all or any of its previously authorized unissued or issued and fully paid-up shares without nominal or par value into the same or a different number of shares with nominal or par value and for such purpose the shares issued without nominal or par value and replaced by shares with a nominal or par value shall be considered as fully paid, but their aggregate par value shall not exceed the value of the net assets of the Company as represented by the shares without nominal or par value issued before the conversion, or

(i)	change the designation of all or any of its shares and add, change or remove any rights, privileges, restrictions or conditions including rights to accrued dividends, in respect of all or any of the shares, whether issued or unissued.

53.	Cancellation of Unissued Shares.

The Company may from time to time in general meeting cancel shares that, at the date of the passing of the resolution in that behalf, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the shares so cancelled.

54.	Redemption and Purchase of Shares.

Subject to the provisions of the Act, the Company may redeem or purchase any shares that by the provisions from time to time attaching thereto may be redeemed or purchased by the Company. The directors, subject to the provisions and conditions attaching from time to time to such shares, may determine the manner in which and the terms on which such shares may be redeemed or purchased. The directors may from time to time provide for a sinking fund for the redemption or purchase of shares of any class or series on such terms as the directors determine.

55.	No Class or Series Vote.

The purpose of this Article is to restrict the operation of subsection 12(1) of the Third Schedule to the Act in the manner permitted by that Section. In the case of an amendment to the Memorandum or Articles of the Company of the kind referred to in clause (a), (b) or (e) of subsection 2(2) of the Third Schedule to the Act, any class of shares or any series of shares affected by the amendment in a manner different from other shares of the same class shall not carry the right to vote separately as a class or series upon any such amendment.

PART TWELVE

CLASSES OF SHARES

56.	Company may create Classes of Shares.

Subject to the rights, if any, of the holders of shares of any class or series of shares entitled to vote separately as a class or series thereon, and subject to the provisions of these Articles, and without prejudice to any special rights previously conferred on the holders of existing shares, any share may be issued with such preferred, deferred or other special rights, or such restrictions, whether in regard to dividends, voting, return of share capital or otherwise, as the Company may from time to time by Special Resolution determine. Any preference shares may with the sanction of a Special Resolution of the Company be issued on the terms that they are, at the option of the Company, liable to be redeemed or purchased by the Company.

57.	Modification of Rights of Shareholders by Agreement.

Subject to the rights, if any, of the holders of shares of any class or series of shares to vote separately as a class or series thereon, if at any time the share capital of the Company, by reason of the issue of preferred shares or otherwise, is divided into different classes of shares, in pursuance of the provisions of Article 56 or otherwise, all or any of the rights and privileges attached to any such class may be modified, altered, varied, affected, commuted, abrogated or otherwise dealt with by agreement between the Company and any person purporting to contract on behalf of that class, provided such agreement is ratified in writing by the holders of at least two-thirds in number of the issued shares of the class or by a resolution passed by the same majority and in the same manner as a Special Resolution, and all the provisions hereinafter contained as to general meetings shall, mutatis mutandis, apply to every such meeting, but so that the quorum thereof shall be Shareholders holding, or representing by proxy one-fifth in number of the issued Shares of the class. This Article is not by implication to curtail the power of modification which the Company would have if this Article were omitted.

PART THIRTEEN

BORROWING POWERS

58.	Borrowing Powers Conferred on Directors.

The directors on behalf of the Company may from time to time in their discretion:

(a)	raise or borrow money for the purposes of the Company or any of them;

(b)	secure the repayment of moneys so raised or borrowed in such manner and upon such terms and conditions in all respects as they think fit, and in particular by the execution and delivery of mortgages of the Company’s real or personal property, or by the issue of bonds, debentures or debenture stock of the Company secured by mortgage or otherwise or charged upon all or any part of the property of the Company, both present and future, including its uncalled capital for the time being;

(c)	sign or endorse bills, notes, acceptances, cheques, contracts, and other evidence of or securities for money borrowed or to be borrowed for the purposes aforesaid; and

(d)	pledge debentures as security for loans.

59.	Assignability.

Bonds, debentures, debenture stock and other securities may be made assignable, free from any equities between the Company and the person to whom the same may be issued.

60.	Issuable at a Discount.

Any bonds, debentures, debenture stock, and other securities may be issued at a discount, premium, or otherwise, and with any special privileges as to redemption, surrender, drawings, allotment of shares, attending and voting at general meetings of the Company, appointment of directors, and otherwise.

PART FOURTEEN

RECORD DATES

61.	Record Dates for Matters other than Meetings.

For the purpose of determining

(a)	Shareholders entitled to receive payment of a dividend, or

(b)	who is a Shareholder for any other purpose except the right to receive notice of, or to vote at, a meeting,

the directors may fix in advance a date as the record date for the determination of Shareholders, but the record date so fixed shall not precede by more than fifty days the particular action to be taken.

62.	Record Date for Meetings.

For the purpose of determining Shareholders entitled to receive notice of a meeting of Shareholders, the directors may fix in advance a date as the record date for the determination of Shareholders, but the record date so fixed shall not precede the date on which the meeting is to be held by more than fifty days or less than twenty-one days.

63.	Record Date not Fixed by Directors.

If no record date is fixed pursuant to Article 61 or 62,

(a)	record date for the determination of Shareholders for any purpose, other than to establish a Shareholder’s right to receive notice of, or to vote at, a meeting, is the day on which the directors pass the resolution relating to the particular purpose; and

(b)	the record date for the determination of Shareholders entitled to receive notice of, or to vote at, a meeting of Shareholders is

(i)	the day immediately preceding the day on which the notice is given, or

(ii)	if no notice is given, the day on which the meeting is held.

64.	Communication of Record Date:

Subject to Article 65 where a record date is fixed for the Company, notice thereof shall, not less than seven days before the record date, be given

(a)	by advertisement in a newspaper in general circulation in the place where the head office of the Company is situated and in each place in Canada where the Company has a transfer agent or where a transfer of the Company’s shares may be recorded; and

(b)	by written notice to each stock exchange, if any, in Canada on which the shares of the Company are listed for trading.

65.	Waiver of Notice.

Notice of a record date fixed for the Company need not be given where notice of the record date is waived in writing by every holder of a share of the class or series affected whose name is set out in the Register at the close of business on the date the directors fix the record date.

PART FIFTEEN

MEETINGS

66.	First Meeting.

The first meeting of the Company shall be held within eighteen months from the date of the registration of the Memorandum and at such place as the directors may determine.

67.	General Meetings.

Other general meetings shall be held once at least in every calendar year, at such time and place as may be determined by the directors and not more than fifteen months, after the preceding general meeting.

68.	Definition.

The general meetings referred to in Article 67 shall be called ordinary general meetings; and all other meetings of the Company shall be called special general meetings.

69.	Requisition of a Meeting by Shareholders.

The directors, whenever they think fit, may convene a special general meeting and, on the requisition of Shareholders of the Company holding not less than five percent of the shares of the Company carrying the right to vote at the meeting sought to be held, the directors shall forthwith proceed to convene a special general meeting of the Company to be held at such time and place as may be determined by the directors.

70.	Contents of Requisition.

The requisition must state the objects of the meeting required, and must be signed by the Shareholders making the same and shall be deposited at the Registered Office, and may consist of several documents in like form each signed by one or more of the requisitionists.

71.	Requisitionists may Convene Meeting.

If the directors do not proceed to cause a meeting to be held, within twenty-one days from the date of the requisition being so deposited, the requisitionists, or any of them representing more than one-half of the total voting rights of all of them, may themselves convene the meeting, but any meeting so convened shall not be held after three months from the date of such deposit.

72.	Convening a Meeting.

Any meeting convened under the foregoing provisions by the requisitionists shall be convened in the same manner as nearly as possible as that in which meetings are to be convened by directors.

73.	Notice for a General Meeting.

At least twenty-one days’ notice of every general meeting specifying the place, day and hour of the meeting, and, in the case of special business, the general nature of such business, shall be sent to the Shareholders entitled to be present at such meeting by notice sent by post or otherwise served as hereinafter provided; and, with the consent in writing of all the Shareholders entitled to vote at such meeting, a meeting may be convened by shorter notice and in any manner they think fit, or if all the Shareholders are present at a meeting, either in person or by proxy, notice of time, place and purpose of the meeting may be waived.

74.	Accidental Omission to give Notice.

The accidental omission to give any such notice to any of the Shareholders or the non-receipt of any such notice by any of the Shareholders shall not invalidate any resolution passed at any such meeting.

PART SIXTEEN

PROCEEDINGS AT GENERAL MEETINGS

75.	Business of an Ordinary General Meeting.

The business of an ordinary general meeting shall be to receive and consider the financial statements of the Company, the reports of the directors and of the auditors, if any, to elect directors in the place of those retiring and to transact any other business which under these Articles ought to be transacted at an ordinary general meeting.

76.	Quorum for a General Meeting.

Two Shareholders (where there is more than one Shareholder) personally present or represented by proxy and entitled to vote shall be a quorum for a general meeting. A body corporate which is a Shareholder, and which has duly appointed a representative under the provisions of the Act who is personally present at the meeting, shall, for the purposes of this Article, be considered as if personally present thereat.

77.	Consequences of Quorum not Present.

If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders pursuant to Article 69, shall be dissolved; but in any other case it shall stand adjourned, to the same day, in the next week, at the same time, and place, and if at such adjourned meeting a quorum is not present, those Shareholders entitled to vote as aforesaid who are present shall be a quorum, and may transact the business for which the meeting was called.

78.	Consequences of no Quorum.

No business shall be transacted at any general meeting unless the quorum requisite be present at the commencement of the business.

79.	Chair of Meeting.

The Chairman of the Board shall be entitled to take the chair at every general meeting, or if there be no Chairman of the Board, or if at any meeting he shall not be present within fifteen minutes after the time appointed for holding such meeting, the President (if a director), or failing him a Vice-President who is a director, shall be entitled to take the chair, and if none of the Chairman of the Board, the President (if a director), or such a Vice-President shall be present within fifteen minutes after the time appointed for holding the meeting, the Shareholders present entitled to vote at the meeting shall choose another director as chairman and if no director is present or if all the directors present decline to take the chair, then the Shareholders present entitled to vote shall choose one of their number to be chairman.

80.	Manner of Voting.

Every question submitted to a meeting shall be decided, in the first instance, by a show of hands, and in the case of an equality of votes, the Chairman shall not, whether on a show of hands or on a poll, have a casting vote in addition to the vote or votes to which he may be entitled as a Shareholder.

81.	Majority Vote.

At any general meeting, a resolution put to the meeting shall be decided by a show of hands, unless a poll is (before or on the declaration of the result of a show of hands) demanded by the chairman, a Shareholder, or a Proxyholder, and, unless a poll is so demanded, a declaration by the chairman that a resolution has been carried, or carried by a particular majority, or lost, or not carried by a particular majority, and an entry to that effect in the book of proceedings of the Company, shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour or against such resolution. Subject to the Act and these Articles, a resolution shall be carried if more than fifty percent (50%) of the votes are cast, in person or by proxy, in favour of such resolution by the Shareholders entitled to vote thereon.

82.	Poll.

If a poll is demanded as aforesaid, it shall be taken in such manner, at such time and place as the chairman of the meeting directs, and either at once, or after an interval or adjournment or otherwise, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. The demand of a poll may be withdrawn. In case of any dispute as to the admission or rejection of a vote, the chairman shall determine the same, and such determination made in good faith, shall be final and conclusive.

83.	Adjournment.

The chairman of a general meeting may, with the consent of the meeting, adjourn the same from time to time, and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

84.	Certain Polls and Adjournment to be decided at Meeting.

Any poll demanded on the election of a chairman of a meeting or any question of adjournment shall be taken at the meeting, and without adjournment.

85.	Effect of a Poll on other Business.

The demand of a poll shall not prevent the continuance of a meeting for the transaction of any business other than the question on which a poll has been demanded.

PART SEVENTEEN

VOTES OF SHAREHOLDERS

86.	Number of Votes.

Subject to the Act, the provisions applicable to any shares issued under conditions limiting or excluding the right of holders thereof to vote at general meetings and these Articles, on a show of hands every Shareholder present in person and every Proxyholder, subject to subsection 85F(2) of the Act, shall have one vote, and upon a poll every Shareholder present in person or by proxy shall have one vote for every share held by him.

87.	Voting by a Corporate Shareholder.

Where a body corporate being a Shareholder is represented by a Proxyholder who is not a Shareholder or by a representative duly authorized under the Act, such Proxyholder or representative shall be entitled to vote for such body corporate either on a show of hands or on a poll.

88.	Voting by a person entitled to share under Transmission Clause.

Any person entitled under the transmission clause to transfer any shares may vote at any general meeting in respect thereof in the same manner as if he were the registered holder of such shares, provided that forty-eight hours at least before the time of holding the meeting or adjourned meeting, as the case may be, at which he proposes to vote, he shall satisfy the directors of his right to transfer such shares, unless the directors shall have previously admitted his right to vote in respect thereof.

89.	Votes by more than One Registered Holder.

Where there are joint registered holders of any share, any one of such persons may vote at any meeting either personally or by proxy, in respect of such share, as if he were solely entitled thereto; and if more than one of such joint holders is present at any meeting, personally or by proxy, that one of the said persons so present, whose name stands first on the Register in respect of such share, shall alone be entitled to vote in respect thereof. Several executors or administrators of a deceased Shareholder in whose sole name any share stands for the purposes of this Article be deemed joint holders thereof.

90.	Manner of Voting.

Votes may be given either personally or by proxy or, in the case of a body corporate, by a representative duly authorized under the Act.

91.	Proxies in Writing.

A proxy shall be in writing under the hand of the appointer or of his attorney duly authorized in writing, or, if such appointer is a body corporate, under its common seal or the hand of its attorney or representative authorized in the manner referred to in clause 86(1)(a) of the Act.

92.	Voting by Warrant Holders.

Holders of share warrants shall not be entitled to vote by proxy in respect of the shares included in such warrants unless otherwise expressed in such warrants.

93.	Voting by a Shareholder of Unsound Mind.

A Shareholder of unsound mind, in respect of whom an order has been made by any Court of competent jurisdiction, may vote by his guardian or other person in the nature of a guardian appointed by that Court and any such guardian or other person may vote by proxy.

94.	Deposit Proxy or Power of Attorney.

A proxy and the power of attorney or other authority, if any, under which it is signed, or a notarially certified copy of that power or authority, shall be deposited at the Registered Office no later than forty-eight hours before the meeting or adjourned meeting at which it is to be voted (unless such time for filing is not on a Business Day, in which case the time for filing is that time on the immediately preceding Business Day) unless the directors, by resolution, fix a shorter period of time before which such deposit may occur, with whom the proxy must be deposited, or where the proxy must be deposited. Notice of the time, with whom (in the event the proxy is to be delivered to a person) or where (in the event that the proxy is to be deposited at a place) shall be given in the notice calling the meeting. A proxy shall cease to be valid one year after its date.

95.	Effect of death of the Principal or Revocation of Proxy.

A vote given in accordance with the terms of a proxy shall be valid notwithstanding the previous death of the principal, or revocation of the proxy, or transfer of the share in respect of which the vote is given, provided no intimation in writing of the death, revocation, or transfer shall have been received before the meeting at the Registered Office, or by the chairman of the meeting before the vote is given.

96.	Form of Proxy.

When the Company is not a Reporting Issuer, every form of proxy, whether for a specific meeting or otherwise, shall, as nearly as circumstances will admit, be in the form or to the effect following, or in such other form complying with the regulations made pursuant to the Act as the directors may from time to time determine:

I                      of                      in the County of                      being a Shareholder of 3230352 NOVA SCOTIA COMPANY (the “Company”), hereby appoint                      of                      (or failing him                      of              or failing him                      of                     ) as my proxy to attend and vote for me and on my behalf at the ordinary general (or special general as the case may be) meeting of the Company, to be held on the                      day of                      and at any adjournment thereof, or at any meeting of the Company which may be held within                      months from the date thereof.

[if the proxy solicited by or on behalf of management of the Company, a statement to that effect]

As witness my hand this                      day of                     , 20

Witness                      Shareholder

If the Company becomes a Reporting Issuer, the directors shall adopt a form of proxy complying with the requirements of the Act as regards proxies for Reporting Issuers.

97.	No Right to Vote if Amount due on Shares because of a Call.

Except to the extent rights are conferred by Section 12(1) of the Third Schedule to the Act, no Shareholder shall be entitled to be present or to vote on any question either personally or by proxy or as proxy, for another Shareholder, at any general meeting, or upon a poll, or be reckoned in a quorum whilst any call or other sum is due and payable to the Company in respect of any of the shares of such Shareholder.

98.	Resolution of Directors treated in Certain Circumstances as a Resolution of a General Meeting.

Any resolution passed by the directors, notice whereof shall be given to the Shareholders in the manner in which notices are hereinafter directed to be given and which shall, within one month after it has been passed, be ratified and confirmed in writing by Shareholders entitled on a poll to three-fifths of the votes, shall be as valid and effectual as a resolution of a general meeting, but this Article shall not apply to a resolution for winding up the Company, to a resolution passed in respect of any matter which by statute or these presents ought to be dealt with by Special Resolution, or any action which, by virtue of subsection 12(1) of the Third Schedule to the Act, requires approval in accordance with that subsection.

99.	Written Resolution in lieu of Meeting.

A resolution, including a Special Resolution, in writing and signed by every Shareholder who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such Shareholders at a meeting and satisfied all the requirements of the Act respecting meetings of the Shareholders.

100.	Copy in Minute Book.

A copy of every resolution referred to in Article 99 of these Articles shall be kept with the minutes of proceedings of Shareholders.

PART EIGHTEEN

DIRECTORS

101.	Number of Directors.

Unless otherwise determined by the Company in general meeting, the number of directors shall be a minimum of one (1) and a maximum of ten (10) persons.

102.	First Directors.

Notwithstanding anything herein to the contrary, the first directors of the Company shall be:

(a)	in the case the Company has been formed by incorporation, the person or persons who have been appointed as directors by an instrument in writing executed by the subscriber to the Memorandum or, if there is more than one such subscriber, by at least a majority of them;

(b)	in the case the Company has been formed by amalgamation, as set forth in the amalgamation agreement in respect of the Company; or

(c)	in the case the Company has been continued into Nova Scotia, as provided by the Act.

103.	Casual Vacancy.

The directors shall have power at any time and from time to time to appoint any other person as a director either to fill a casual vacancy or as an addition, but the total number of directors shall not at any time exceed the maximum number, fixed as above, and no such appointment shall be effective unless two-thirds of the directors concur therein.

104.	Share Qualification Not Necessary.

A director is not required to hold a share in the Company to qualify as a director.

105.	Vacancy.

The continuing directors may act notwithstanding any vacancy in their body, but if the number of continuing directors falls below the minimum fixed as above, the directors shall not, except in emergencies or for the purpose of filling up vacancies, act so long as the number is below the minimum.

106.	Payment to Directors.

The directors shall be paid out of the funds of the Company by way of remuneration for their service such sums, if any, as the Company in general meeting may determine, and such remuneration shall be divided among them in such proportions and manner as the directors may determine. The directors may also be paid their reasonable traveling and hotel and other expenses incurred in consequence of their attendance at meetings of the directors and otherwise in the execution of their duties as directors.

107.	Multiple Positions.

A director may, in conjunction with the office of director, and on such terms as to remuneration and otherwise as the directors arrange or determine, hold any other office or place of profit under the Company or under any body corporate in which the Company shall be a shareholder or otherwise interested or under any other body corporate.

108.	Automatic Resignation.

The office of a director shall ipso facto be vacated:

(a)	if he becomes bankrupt or makes an authorized assignment or suspends payment, or compounds with his creditors;

(b)	if he is found to be of unsound mind by a Court of competent jurisdiction;

(c)	if by notice in writing to the Company he resigns his office; or

(d)	if he is removed by resolution of the Company as provided in Article 113 hereof.

109.	Interested Contracts.

No director shall be disqualified by his office from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered Into or proposed to be entered into by or on behalf of the Company in which any director shall be in any way interested, either directly or indirectly, be voided, nor shall any director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason only of such director holding that office or of the fiduciary relations thereby established; but it is declared that the nature of his interest must be declared by him in the manner required by the Act. No director shall as a director vote in respect of any contract or arrangement in which he is so interested as aforesaid, and if he does so vote, his vote shall not be counted, but this prohibition may at any time or times be suspended or relaxed to any extent by a general meeting, and such prohibition shall not apply to any contract by or on behalf of the Company to give to the directors or any of them any security for advances or by way of indemnity or to the agreement or agreements referred to in Article 3 of these Articles or to any modification of such agreement or agreements or any agreement or agreements substituted therefor or any matter arising therefrom.

PART NINETEEN

ELECTION OF DIRECTORS

110.	Ordinary General Meeting.

At every ordinary general meeting, all the directors shall retire from office, but shall hold office until the dissolution of the meeting at which their successors are elected. The Company shall at such meeting fill up the vacant offices by electing a like manner of persons to be directors, unless it is determined at such meeting to reduce or increase the number of directors. A retiring director shall be eligible for re-election.

111.	Continuation in Office if no Election.

If at any ordinary general meeting at which an election of directors ought to take place, no such election takes place, or if no ordinary general meeting is held in any year or period of years, the retiring directors shall continue in office until their successors are elected and a general meeting for that purpose may on notice be held at any time.

112.	Increase or Reduce the Number of Directors.

The Company in general meeting may from time to time increase or reduce the number of directors, and may determine or alter their qualifications.

113.	Removal of Director.

The Company may, by Special Resolution, remove any director before the expiration of his period of office and appoint another person who may be qualified or become qualified in his stead; and the person so appointed shall hold office during such time only as the director in whose place he is appointed would have held the same if he had not been removed.

PART TWENTY

THE PRESIDENT AND VICE-PRESIDENT

114.	President.

The directors may appoint a President of the Company and may determine the period for which he is to hold office. The President shall have general supervision of the business of the Company and shall perform such duties as may be assigned to him by the directors from time to time.

115.	Vice-President.

The directors may also appoint one or more Vice-Presidents, and may determine the period for which each of them are to hold office. A Vice-President shall, at the request of the directors and subject to its directions, perform the duties of the President during the absence, illness or incapacity of the President, or during such period as the President may request him so to do, and shall perform such other duties as may be assigned to him by the directors from time to time.

116.	Other Officers.

The directors may elect or appoint such other officers of the Company, having such powers and duties as they think fit. If the directors so decide, the same person may hold more than one of the offices provided for in these Articles.

PART TWENTY-ONE

CHAIRMAN OF THE BOARD

117.	Chairman of the Board.

The directors may elect one of their number to be Chairman of the Board and may determine the period during which he is to hold office. He shall perform such duties and receive such special remuneration as the directors may from time to time provide.

PART TWENTY-TWO

PROCEEDINGS OF DIRECTORS

118.	Quorum.

The directors may meet together for the dispatch of business, adjourn, and otherwise regulate their meetings and proceedings, as they think fit. The quorum necessary for the transaction of business shall be a majority of the directors, provided that if a quorum is not present at any meeting of directors, such meeting shall be adjourned to another date determined by the Chairman of the Board, and at such adjourned meeting the quorum will be those directors present.

119.	Meetings.

Meetings of directors may be held either within or without the Province of Nova Scotia and the directors may from time to time make arrangements relating to the time and place of holding directors’ meetings. In any event,

(a)	a meeting of directors may be held at the close of every ordinary general meeting of the Company without notice;

(b)	in the case of a meeting of directors, other than a meeting described in paragraph (a) immediately above and an adjourned meeting, notice of every such meeting shall be delivered or mailed or telegraphed, telephoned or faxed to each director at least forty-eight (48) hours before the meeting is to take place;

(c)	in the case of a meeting of directors that has been adjourned pursuant to Article 118, notice of every such adjourned meeting shall be delivered or mailed or telegraphed, telephoned or telefaxed to each director at least seventy-two (72) hours before the meeting is to take place; and

(d)	a meeting of directors may be held without formal notice if all the directors are present and waive notice, or if those absent have signified their assent to such meeting or their consent to the business transacted thereat.

120.	Telephone Meetings.

A director may, if all the directors physically present at the meeting consent, participate in a meeting of directors or of a committee of directors by means of such telephone or other communications facilities as permit all persons participating in the meeting to hear each other, and a director participating in such a meeting by such means is deemed to be present at that meeting.

121.	Convening a Meeting.

The President (if a director) or any director may at any time, and the Secretary, upon the request of the President (if a director) or a director shall, convene a meeting of the directors.

122.	Majority Vote.

Questions arising at any meeting of directors shall be decided by a majority of votes, and in case of an equality of votes, the Chairman shall not have a second or casting vote.

123.	Chairman of the Meeting.

The Chairman of the Board shall preside at the meeting of the directors. If no Chairman of the Board is elected, or if at any meeting of directors he is not present within five minutes after the time appointed for holding the same, the President (if a director) shall preside, and if the President is not present at the time appointed for holding the meeting or the President is not a director, a Vice-President who is a director shall preside, and if neither the President (if a director) nor such a Vice-President is present at any meeting within the time aforesaid, the directors present shall choose some one of their number to be chairman of such meeting.

124.	Effect of Quorum.

A meeting of the directors at which a quorum is present shall be competent to exercise all or any of the authorities, powers and discretions by or under the statutes in that behalf or of the regulations of the Company vested in or exercisable by the directors generally.

125.	Committees.

Subject to any other Article in these Articles, the directors may delegate any of their powers to committees, consisting of such number of members of their body as they think fit. Any committee so formed shall in the exercise of the powers so delegated conform to any regulations that may be imposed on them by the directors.

126.	Procedure for Committee Meetings.

The meetings and proceedings of any committee consisting of two or more members shall be governed by the provisions contained in these Articles for regulating the meetings and proceedings of the directors so far as the same are applicable thereto and are not superseded by any regulations made by the directors under the next preceding Article.

127.	Defect in Appointment; Effect on Resolution.

All acts done at any meeting of the directors or of a committee of directors, or by any person acting as a director, shall, notwithstanding that it shall afterwards be discovered that there was some defect in the appointment of such directors or persons acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a director.

128.	Written Resolution in Lieu of Meeting.

A resolution in writing and signed by every director who would be entitled to vote on the resolution at a meeting is as valid as if it were passed by such directors at a meeting.

129.	Copy in Minute Book.

A copy of every resolution referred to in Article 128 shall be kept with the minutes of proceedings of the directors or committee thereof, as the case may be.

130.	Remuneration of Directors.

If any one or more of the directors are called upon to perform extra services or to make any special exertions in going or residing abroad or otherwise for any of the purposes of the Company, or the business thereof, the Company may remunerate the director or directors so doing, either by a fixed sum or by a percentage of profits or otherwise, as may be determined by the directors, and such remuneration may be either in addition to or in substitution for his share in the remuneration above provided.

131.	Authorization by Directors to enter into an Agreement; Ancillary Documents.

If a resolution authorizes the entering into of an agreement or the performance of any act, that resolution shall be deemed to authorize the execution of such further documents and the doing of such further things as may be necessary or desirable in connection therewith by the persons authorized to act by the resolution.

PART TWENTY-THREE

REGISTERS

132.	Register of Shareholders.

The directors shall cause a proper Register to be kept in accordance with the provisions of the Act.

133.	Location of Register.

The directors may cause the Register and branch register to be kept at any location in accordance with the provisions of the Act.

134.	Register of Directors and Officers.

The directors shall also cause to be kept a proper Register, containing the names and addresses of its directors or managers in accordance with the provisions of the Act.

135.	Register of Debenture Holders.

The directors shall cause a proper register of the holders of debentures to be kept at the Registered Office in accordance with the provisions of the Act.

136.	Branch Register of Debenture Holders.

The directors may cause to be kept in any place outside of Nova Scotia a branch register of the holders of debentures in accordance with the provisions of the Act.

PART TWENTY-FOUR

MINUTES

137.	Minutes.

The directors shall cause minutes to be duly entered in books for that purpose:

(a)	of all appointments of officers;

(b)	of the names of the directors present at each meeting of the directors and of any committees of directors;

(c)	of all orders made by the directors and committees of directors; and

(d)	of all resolutions and proceedings of meetings of the Shareholders and of meetings of the directors.

Any such minutes of any meeting of the directors or of any committee, or of the Company, if purporting to be signed by the chairman of such meeting or by the chairman of the next succeeding meeting, shall be receivable as prima facie evidence of the matters stated in such minutes.

PART TWENTY-FIVE

POWERS OF DIRECTORS

138.	Management of the Business.

The management of the business of the Company shall be vested in the directors, who, in addition to the powers and authorities by these Articles or otherwise expressly conferred upon them, may exercise all such powers and do all such acts and things as may be exercised or done by the Company and are not hereby or by statute expressly directed or required to be exercised or done by the Company in general meeting, but subject nevertheless to the provisions of the statutes in that behalf and of these Articles and to any regulations from time to time made by the Company in general meeting; provided that no regulation so made shall invalidate any prior act of the directors, which would have been valid if such regulation had not been made.

139.	List of Powers of Directors.

Without restricting the generality of the terms of the last preceding Article and without prejudice to the general powers conferred thereby, and the other powers conferred or restrictions imposed by these Articles on the powers of the directors, the directors shall have the power from time to time:

(a)	to take such steps as they think fit to carry into effect any agreement or contract made by or on behalf of the Company;

(b)	to pay the costs, charges and expenses, preliminary and incidental to the promotion, formation, establishment, and registration of the Company;

(c)	to purchase, or otherwise acquire, for the Company any property, rights or privileges which the Company is authorized to acquire, and at such price and generally on such terms and conditions as they think fit;

(d)	at their discretion, to pay for any property, rights, or privileges acquired by or services rendered to the Company, either wholly or partially In cash or in shares, bonds, debentures or other securities of the Company, and any such shares may be issued either as fully paid up, or with such amount credited as paid up thereon as may be agreed upon; and any such bonds, debentures, or other securities may be either specifically charged upon all or any part of the property of the Company and its uncalled capital, or not so charged;

(e)	to secure the fulfillment of any contracts or engagements entered into by the Company, by mortgage or charge of all or any of the property of the Company and its unpaid capital for the time being, or in such other manner as they may think fit;

(f)	to appoint, and at their discretion remove or suspend, such experts, managers, secretaries, treasurers, officers, clerks, agents and servants for permanent, temporary or special services, as they from time to time think fit, and to determine their powers and duties, and fix their salaries or emoluments, and to require security in such instances and to such amounts as they think fit;

(g)	to accept from any Shareholder insofar as the law permits, and on such terms and conditions as shall be agreed upon, a surrender of his shares; provided that the Company forthwith cancel such surrendered shares;

(h)	to appoint any person or persons (whether incorporated or not) to accept and hold in trust for the Company any property belonging to the Company, or in which it is interested, and for any other purposes, and to execute and do all such deeds and things as may be requisite in relation to any such trust, and to provide for the remuneration of any such trustee or trustees;

(i)	to institute, conduct, defend, compound, or abandon any legal proceedings by or against the Company, or its officers, or otherwise concerning the affairs of the Company, and also to compound and allow time for payment or satisfaction of any debts due, and of any claims or demands by or against the Company;

(j)	to refer any claims or demands by or against the Company to arbitration, and observe and perform the awards;

(k)	to make and give receipts, releases and other discharges for money payable to the Company and for claims and demands of the Company;

(l)	to determine who shall be entitled to exercise the borrowing powers of the Company and sign on the Company’s behalf bonds, debentures or other securities, bills, notes, receipts, acceptances, assignments, transfers, hypothecation, pledges, endorsements, cheques, drafts, releases, contracts, agreements and all other instruments and documents;

(m)	to provide for the management of the affairs of the Company abroad in such manner as they think fit, and in particular to appoint any persons to be the attorneys or agents of the Company with such powers (including power to sub-delegate) and upon such terms as may be thought fit;

(n)	to invest and deal with any of the moneys of the Company not immediately required for the purposes thereof upon such securities and in such manner as they think fit, and from time to time to vary or realize such investments;

(o)	to give any officer or other person employed by the Company a commission of the profits of any particular business or transaction, or a share in the general profits of the Company, and such commission, or share of profits, shall be treated as part of the working expenses of the Company;

(p)	to execute in the name and on behalf of the Company, in favour of any director or any other person who may incur or be about to incur any personal liability for the benefit of the Company, such mortgages of the Company’s property, present and future, as they think fit, and any such mortgages may contain a power of sale, and such other powers, covenants and provisions as shall be agreed on;

(q)	to set aside before declaring any dividend, such sums as they think proper as a reserve fund to meet contingencies, or to provide for dividends, or for depreciation, or for repairing, improving and maintaining any of the property of the Company and for such other purposes as the directors shall in their absolute discretion think conducive to the interests of the Company; and to invest the several sums so set aside upon such investments other than shares of the Company as they may think fit, and from time to time to deal with and vary such investments, and to dispose of all or any part thereof for the benefit of the Company, and to divide the reserve fund into such special funds as they think fit, with full power to employ the assets constituting the reserve fund in the business of the Company; and that without being bound to keep the same separate from the other assets;

(r)	from time to time to make, vary and repeal by-laws for the regulation of the business of the Company, or of its officers and servants, or the Shareholders of the Company, or any section or class thereof;

(s)	to enter into all such negotiations and contracts, and rescind and vary all such contracts, and execute and do all such acts, deeds, and things in the name and on behalf of the Company as they may consider expedient for or in relation to any of the matters aforesaid, or otherwise for the purposes of the Company; and

(t)	to provide for the management of the affairs of the Company in such manner as they shall think fit.

PART TWENTY-SIX

SOLICITORS

140.	Solicitors.

The Company may employ or retain a solicitor or solicitors, and such solicitor(s) may, at the request of the directors, or on instructions of the Chairman of the Board, or the President (if a director), attend meetings of the directors or Shareholders, whether or not he, himself, is a Shareholder. If a solicitor is also a director, he may nevertheless charge for services rendered to the Company as a solicitor.

PART TWENTY-SEVEN

SECRETARY AND TREASURER

141.	Secretary and Treasurer.

There may be a Secretary of the Company, who, if appointed, shall keep the minutes of Shareholders’ and directors’ meetings and shall perform such other duties as may be assigned to him by the directors. The directors may also appoint a Treasurer of the Company to carry out such duties as the directors may assign.

142.	Secretary and Treasurer appointed by Directors.

The Secretary and Treasurer of the Company shall be appointed by the directors. If the directors think fit, the same person may hold both offices.

143.	President and Secretary.

If the directors think fit, the same person may hold the offices of President and Secretary.

144.	Temporary Secretary.

The directors may appoint a temporary substitute for the Secretary, who shall, for the purposes of these Articles, be deemed to be the Secretary.

PART TWENTY-EIGHT

THE SEAL

145.	Seal.

The directors may procure a seal for the Company and shall provide for its safe custody. For the purposes of certification of documents or proceedings, any officer or director may affix the seal of the Company.

PART TWENTY-NINE

DIVIDENDS

146.	Dividends.

Subject to the provisions of the Act, the directors may from time to time declare a dividend upon the shares of a particular class of shares or series thereof of the Company as they may deem proper according to the rights and restrictions attached to such class or series, and may determine the date upon which the same shall be payable, and provide that any such dividend shall be payable to the persons registered as the holders of the shares in respect of which the same is declared at the close of business upon such date as the directors may specify, and no transfer of such shares made or registered, after the date so specified, shall pass any right to the dividend so declared.

147.	No Interest.

No dividend on a class of shares or series thereof shall carry interest as against the Company except insofar as the rights attached to such class or series thereof otherwise provide.

148.	Source of Dividends.

The determination of the directors as to the source (including, without limitation, share premiums or contributed surplus, profits or retained earnings, and unrealized appreciation in assets) of, and the amount available for the payment of, a dividend shall be conclusive.

149.	Interim Dividends.

The directors may from time to time pay to the Shareholders such interim dividends as in their judgment the position of the Company justifies.

150.	Deduction from Dividends.

The directors may deduct from the dividends payable to any Shareholder all such sums of money as may be due and payable by him to the Company on account of calls, installments or otherwise, and may apply the same in or towards satisfaction of such sums of money so due and payable.

151.	Lien on Dividends.

The directors may retain any dividends on which the Company has a lien, and may apply the same in or towards satisfaction of the debts, liabilities or engagements in respect of which the lien exists.

152.	Retention of Dividend.

The directors may retain the dividends payable upon shares or stock in respect of which any person is under the transmission clause entitled to become a Shareholder, or which any person under that clause is entitled to transfer, until such person has become a Shareholder in respect thereof, or has duly transferred such share.

153.	Set-off against Call.

The directors, on declaring a dividend, may make a call on the Shareholders of such amounts as they may fix, but so that the call on each Shareholder shall not exceed the dividend payable to him, and so that the call be made payable at the same time as the dividend, and the dividend may, if so arranged between the Company and the Shareholder, be set off against the call. The making of a call under this Article shall be deemed and be business of a directors’ meeting which declares such a dividend.

154.	Dividend-in-kind.

The directors, on declaring a dividend, may resolve that such dividend be paid wholly or in part by the issuance of a promissory note or the distribution of specific assets (including, without limitation, paid up shares, debentures, bonds, debenture stock or other securities of the Company or paid up shares, debentures, bonds, debenture stock or other securities of any other company). For greater certainty, a promissory note issued in respect of a dividend will not be considered to have been issued as payment in whole or part, as the case may be, of such dividend unless the promissory note expressly states (or other writing or writings expressly state), in either the following words or words of like effect, that such promissory note has been (or will be) issued as absolute payment for the whole or part, as the case may be, of such dividend and/or not as evidence of the liability to the Company that arises as a consequence of the declaration of such dividend.

155.	Stock Dividend.

The directors may resolve that any moneys, investments, or other assets of the Company that are available for the payment of a dividend, or representing premiums received on the issue of shares or otherwise standing to the credit of the contributed surplus account, be capitalized and distributed amongst such of the Shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and that all or any part of such capitalized fund be applied on behalf of such Shareholders in paying up in full (or, in the case of shares with a par value, either at par or at such premium as the resolution may provide), any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly or in or towards payment of the uncalled liability on any issued shares or debentures or debenture stock, and that such distribution or payment shall be accepted by such Shareholders in full satisfaction of their interest in the said capitalized sum.

156.	Settling Questions related to Dividends-in-kind or Stock Dividends.

For the purposes of giving effect to any resolution under the two last preceding Articles, the directors may settle any difficulty which may arise in regard to the distribution as they think expedient, and in particular may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payment shall be made to any Shareholders upon the footing of the value so fixed, or that fractions of a value less than a nominal amount determined by the directors may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalized fund as may seem expedient to the directors.

157.	Effect of transfer of Share.

A transfer of shares shall not pass the right to any dividend declared thereon after such transfer and before the registration of the transfer.

158.	Joint holder of Shares.

Any one of several persons who is registered as the joint holder of any share may give effectual receipts for all dividends and payments on account of dividends in respect of such share.

159.	Payment of Dividend.

Unless otherwise determined by the directors or provided for in the rights and restrictions attaching to the particular class of shares or series thereof, any dividend may be paid by a cheque or warrant delivered to or sent through the post to the registered address of the Shareholder entitled, or, in the case of joint holders, to the registered address of that one whose name stands first on the Register, in respect of the joint holding; and every cheque or warrant so delivered or sent shall be made payable to the order of the person to whom it is delivered or sent.

160.	Notice of Declaration.

Notice of the declaration of any dividend, whether interim or otherwise, shall be given to the holders of registered shares in the manner hereinafter provided.

161.	Unclaimed Dividends.

Subject to the rights and restrictions attaching to the particular class of shares or series thereof, all dividends unclaimed for one year on such class of shares or series thereof after having been declared may be invested or otherwise made use of by the directors for the benefit of the Company until claimed. Dividends which are represented by a cheque which has not been presented to the Company’s bankers for payment or that otherwise remain unclaimed for a period of 6 years from the date on which they were declared to be payable shall be forfeited to the Company.

PART THIRTY

ACCOUNTS

162.	Books of Account.

The directors shall cause proper books of account to be kept of the sums of money received and expended by the Company, and the matters in respect of which such receipts and expenditures take place, and of all sales and purchases of goods by the Company, and of the assets and credits and liabilities of the Company.

163.	Location of Books of Account.

The books of account shall be kept at the Registered Office or such other place as the directors think fit.

164.	Inspection of Books of Account.

The directors shall from time to time determine whether, and to what extent, the accounts and books of the Company, or any of them, shall be open to the inspection of the Shareholders, and no Shareholder shall have any right of inspecting any account or book or document of the Company except as conferred by statute, or authorized by the directors, or by a resolution of the Company in general meeting.

165.	Financial Statements.

At the ordinary general meeting in every year, the directors shall lay before the Company the financial statements required by the Act, the report of the auditor, if any, to the Shareholders and, if the Company is a Reporting Issuer, the report of the directors.

166.	Financial Statements approved by Directors.

The financial statements shall be approved by the directors and such approval shall be evidenced by the signatures of two directors to the balance sheet or by the sole director where there is only one.

167.	Delivery of Financial Statements before Ordinary General Meeting.

The directors not less than twenty-one days before the date of the ordinary general meeting shall send copies of the financial statements and the report of the auditor thereon, if any, to all Shareholders holding voting securities or otherwise entitled to receive notice of the general meeting.

PART THIRTY-ONE

AUDIT

168.	Audit.

Unless in respect of a financial year the Company is exempt from the requirements of the Act regarding the appointment and duties of an auditor, an auditor shall be appointed in accordance with the Act. The auditor’s duties will be regulated in accordance with the Act.

169.	Accounts.

Every account of the directors, when audited and approved by a general meeting, shall be conclusive, except as regards an error discovered therein within three months next after the approval thereof. Whenever any such error is discovered within the period, the account shall forthwith be corrected, and thenceforth shall be conclusive.

PART THIRTY-TWO

NOTICES

170.	Notice.

A notice, statement or report may be given or delivered by the Company to any Shareholder or director either by delivery to him personally or by sending it by registered mail or facsimile to him to his last known address (if sent by mail) or facsimile number (if sent by facsimile) indicated in the records of the Company. Where a notice, statement or report is sent by mail or by facsimile, service or delivery of the notice, statement or report shall be deemed to be effected if properly addressed and mailed (if sent by mail) or properly transmitted and telefaxed (if sent by facsimile) and to have been given five days (excluding a day that is not a Business Day) following the date of mailing (if sent by mail) or one day (excluding a day that is not a Business Day) following the date the facsimile was telefaxed (if sent by facsimile). A certificate signed by the Secretary or other officer of the Company that the letter, envelope or facsimile containing the notice, statement or report was so addressed and delivered shall be conclusive evidence thereof.

171.	No registered place of address.

Shareholders who have no registered place of address, shall not be entitled to receive any notice.

172.	Advertisement.

Any notice required to be given by the Company to the Shareholders, or any of them, and not expressly provided for by these Articles, shall be sufficiently given if given by advertisement.

173.	Manner of Advertisement.

Any notice given by advertisement shall be advertised twice in a paper published in the place where the Registered Office is situated, or if no paper be published there, then in any newspaper published In Halifax, Nova Scotia.

174.	Address of Shareholder.

A notice, statement or report may be given or delivered by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.

175.	Notice of General Meeting.

Notice of every general meeting or meeting of Shareholders holding a class of shares shall be given in a manner hereinbefore authorized to every Shareholder holding, at the time of the issue of the notice or the date fixed for determining the Shareholders entitled to such notice, whichever is the earlier, shares which confer the right to notice of and to attend or vote at any such meeting. No other person except the auditor of the Company and the directors of the Company shall be entitled to receive notices of any such meeting.

176.	Notice where Share acquired by Operation of Law.

Every person who by operation of law, transfer or other means whatsoever, shall become entitled to any share, shall be bound by every notice in respect of such share which previously to his name and address being entered on the Register shall be duly served in the manner hereinbefore provided, upon the person from whom he derived his title to such share.

177.	Notice where Shareholder is deceased.

Any notice or document so advertised or sent as otherwise provided in these Articles, shall, notwithstanding such Shareholder is then deceased, and whether or not the Company has notice of his decease, be deemed to have been served in respect of any registered shares, whether held solely or jointly with other persons by such Shareholder, until some other person is registered in his stead as the holder or joint holder thereof and such service shall for all purposes of these Articles be deemed a sufficient service of such notice or document on his heirs, executors or administrators and all persons, If any, jointly interested with him in any such share.

178.	Signature on Notice.

The signature to any notice to be given by the Company may be written or printed.

179.	Calculation of Time.

Where a given number of days’ notice or notice extending over any other period is required to be given, the day of service shall unless it is otherwise provided, be counted in such number of days or other period.

PART THIRTY-THREE

INDEMNITY

180.	Indemnification by the Company.

Every director, manager, President, Secretary, Treasurer, and other officer or servant of the Company shall be indemnified by the Company against, and it shall be the duty of the directors out of the funds of the Company to pay, all costs, losses and expenses which any director, manager, Secretary, Treasurer or other officer or servant may incur or become liable to by reason of any contract entered into, or act or thing done by him as such officer or servant, or in any way in the discharge of his duties, including traveling expenses, and the amount for which such indemnity is proved shall immediately attach as a lien on the property of the Company and have priority as against the Shareholders over all other claims.

181.	No Liability for Acts of Others.

No director or officer of the Company, in his capacity as a director or officer, respectively, shall be liable for acts, receipts, neglects or defaults of any other director or officer, or for joining in any receipt or other act for conformity, or for any loss or expense happening to the Company through the insufficiency or deficiency of title to any property acquired by order of the directors for or on behalf of the Company or through the insufficiency or deficiency of any security in or upon which any of the moneys of the Company shall be invested, or for any loss or damage arising from the bankruptcy, insolvency or tortious act of any person with whom any money, securities or effects shall be deposited, or for any loss occasioned by error of judgment or oversight on his part, or for any other loss, damage or misfortune whatever which shall happen in the execution of the duties of his office or in relation thereto, unless the same happen through his own dishonesty.

PART THIRTY-FOUR

CONTRACTS, DOCUMENTS & INSTRUMENTS

182.	Execution of Contracts.

Contracts, documents or instruments in writing requiring the signature of the Company may be signed by any two of the directors and officers (including, for greater certainty, any combination thereof) and all contracts, documents or instruments in writing so signed shall be binding upon the Company without any further authorization or formality. The directors are authorized from time to time by resolution to appoint any director (or directors), or officer (or officers) or any other person (or persons) on behalf of the Company either to sign contracts, documents or instruments in writing generally or to sign specific contracts, documents or instruments in writing.

183.	Corporate Seal.

The corporate seal of the Company may, when required, be affixed to contracts, documents or instruments in writing signed as aforesaid or by a director (or directors), an officer (or officers), or person (or persons) appointed as aforesaid by resolution of the directors.

184.	Meaning of “Contracts” etc.

The term “contracts, documents or instruments in writing” as used herein shall include, without limiting the generality of the foregoing, deeds, mortgages, hypothecs, charges, conveyances, transfers and assignments of property, real or personal, immovable or movable, powers of attorney, agreements, releases, receipts and discharges for the payment of money or other obligations, conveyances, transfers and assignments of securities and all paper writings.

185.	Form of Signature.

The signature or signatures of any officer or director of the Company and/or of any other director (or directors), officer (or officers), person (or persons) appointed as aforesaid by resolution of the directors may, if specifically authorized by resolution of the directors, be printed, engraved, lithographed or otherwise mechanically reproduced upon all contracts, documents or instruments in writing or bonds, debentures or other securities of the Company executed or issued by or on behalf of the Company and all contracts, documents or instruments in writing or securities of the Company on which the signature or signatures of any of the foregoing officers, directors or persons shall be so reproduced, by authorization by resolution of the directors, shall be deemed to have been manually signed by such officers, directors or persons whose signature or signatures is or are so reproduced and shall be as valid to all intents and purposes as if they had been signed manually and notwithstanding that the officers, directors or persons whose signature or signatures is or are so reproduced may have ceased to hold office at the date of delivery or issue of such contracts, documents or instruments in writing or securities of the Company.

NAMES AND ADDRESSES OF SUBSCRIBERS

Dated the 19th day of August, 2008.

Dow Canada Holding B.V., by Its authorized

attorney, 2435239 Nova Scotia Limited

Per:
DAVID C. HICKS - Assistant Secretary 1300-1969 Upper Water Street Purdy’s Wharf Tower II Halifax, NS B3J 3R7

Witness to the above signatures.

Joanne Gray 1300-1969 Upper Water Street Purdy’s Wharf Tower II Halifax, NS B3J 3R7

Occupation: Legal Secretary

3230352 NOVA SCOTIA COMPANY

(the “Company”)

SPECIAL RESOLUTION OF THE COMPANY

BE IT RESOLVED as a special resolution of the sole shareholder of the Company that, subject to the approval of the Registrar of Joint Stock Companies for the Province of Nova Scotia, the name of the Company be changed from 3230352 Nova Scotia Company to Styron Canada ULC, to be effective immediately upon the filing of a copy of this special resolution with the office of the Registrar of Joint Stock Companies.

CERTIFICATE

I, the undersigned, President and Secretary of 3230352 Nova Scotia Company, hereby certify that the foregoing is a true and correct copy of the special resolution of the shareholders of the Company, enacted on the 18th day of December, 2009 and that the said resolution is a special resolution in accordance with the Nova Scotia Companies Act, and is now in full force and effect.

DATED this 18th day of December, 2009.

Mark Bradley President and Secretary

THIS DOCUMENT FILED ELECTRONICALLY WITH RJSC DEC 22 2009 McInnes Cooper